Exhibit 99.2

Shuttle Pharma Announces Closing of $5.75 Million Underwritten Offering

GAITHERSBURG, Md., March 13, 2025 — Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH) (“Shuttle Pharma”), a discovery and development stage specialty pharmaceutical company focused on improving outcomes for cancer patients treated with radiation therapy (RT), announced today the closing of its previously announced underwritten public offering of 19,166,667 shares of its common stock (or pre-funded warrants to purchase common stock in lieu thereof) at a public offering price of $0.30 per share (the “Offering”). The aggregate gross proceeds to Shuttle Pharma from the Offering was approximately $5.75 million, before deducting underwriting discounts and commissions and other offering expenses payable by Shuttle Pharma.

Shuttle Pharma intends to use the net proceeds from the Offering to fund Shuttle Pharma’s Phase II clinical trial for its lead product candidate, for marketing and advertising services, and for working capital and general corporate purposes.

The Offering was conducted on a firm commitment basis. WestPark Capital, Inc. acted as the Sole Book-Runner in connection with the Offering.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-284889), which was declared effective by the Securities and Exchange Commission (the “SEC”) on March 7, 2025. The Offering is being made only by means of a written prospectus that forms a part of the registration statement. A final prospectus relating to the Offering has been filed with the SEC and is available on the SEC’s website. Copies of the final prospectus relating to the Offering may be obtained from WestPark Capital, Inc., 1800 Century Park East, Suite 220, Los Angeles, CA 90077, tel: 310-203-2919, e-mail: jstern@wpcapital.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Shuttle Pharmaceuticals

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharma is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes for cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the side effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment or in combination with surgery, chemotherapy and immunotherapy. For more information, please visit our website at www.shuttlepharma.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The reader is cautioned not to rely on such forward-looking statements. Such forward-looking statements relate to future events or our future performance. In evaluating these forward-looking statements, you should consider various factors, including our expectations regarding the success and/or completion of our Phase 2 clinical trials; our success in completing any newly initiated clinical trials, commencing new trials and obtaining regulatory approval following such trials; challenges and uncertainties inherent in product research and development; the uncertainty regarding future commercial success; risks and uncertainties associated with market conditions and the Company’s ability to satisfy the closing conditions related to the Offering. These and other factors may cause our actual results to differ materially from any forward-looking statements. Forward-looking statements are only predictions and actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of Shuttle Pharma’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025 and Shuttle Pharma’s Prospectus filed with the SEC on March 13, 2025, as well other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Shuttle Pharmaceuticals specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Shuttle Pharmaceuticals

Anatoly Dritschilo, M.D., CEO

240-403-4212

info@shuttlepharma.com

Investor Contacts

Lytham Partners, LLC

Robert Blum

602-889-9700

shph@lythampartners.com